UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2011

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification No.
1-11607	DTE Energy Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-3217752

1-2198	The Detroit Edison Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-0478650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 20, 2011, the Michigan Public Service Commission (MPSC) issued its order in The Detroit Edison Company’s (Detroit Edison) October 29, 2010 electric rate case filing. The full text of the order (Case No. U-16472) is available on the MPSC’s website (http://efile.mpsc.cis.state.mi.us/efile/).

On October 21, 2011, DTE Energy Company (DTE Energy) posted a summary of the MPSC’s order in Detroit Edison’s electric rate case No. U-16472 to the DTE Energy website at www.dteenergy.com. The summary is filed as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Summary of Detroit Edison’s Electric Rate Order dated October 21, 2011.

Forward-Looking Statements:

This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in each of DTE Energy’s and Detroit Edison’s 2010 Form 10-K and 2011 Forms 10-Q (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison that discuss important factors that could cause DTE Energy’s and Detroit Edison’s actual results to differ materially. DTE Energy and Detroit Edison expressly disclaim any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: October 21, 2011

DTE ENERGY COMPANY
(Registrant)

/s/ PETER B.OLEKSIAK
Peter B. Oleksiak
Vice President and Controller and Chief Accounting Officer

THE DETROIT EDISON COMPANY
(Registrant)

/s/ DANIEL G. BRUDZINSKI
Daniel G. Brudzinski
Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Summary of Detroit Edison’s Electric Rate Order dated October 21, 2011.